UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2005

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts (Address of Principal Executive Offices)	01748 (Zip Code)

(508) 435-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Forum 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.18 Caliper Performance Bonus Plan
EX-10.20 Summary Cash Compensation Sheet

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 14, 2005, the Board of Directors (the “Board”) of Caliper Life Sciences, Inc., a Delaware corporation (“Caliper”), upon the recommendation of the Compensation Committee of the Board of Directors, approved bonuses for calendar year 2004 and annual salaries effective as of March 1, 2005 for Mr. E. Kevin Hrusovsky and the named executive officers set forth on the Summary Cash Compensation Sheet attached as Exhibit 10.20 to this Current Report and incorporated herein by reference.

Mr. Hrusovsky’s 2004 bonus was determined by the Board based upon the terms of the Key Employee Agreement between Mr. Hrusovsky and Caliper and the Board’s evaluation of Mr. Hrusovsky’s performance as Caliper’s CEO during 2004. The bonuses for 2004 for the other named executive officers listed in the Summary Cash Compensation Sheet were determined by the Board based upon the terms of the Caliper Performance Bonus Plan (the “Performance Bonus Plan”) and the Board’s evaluation of such officers’ performance of their respective employment responsibilities during 2004. A copy of the Performance Bonus Plan is attached as Exhibit 10.18 to this Current Report and is incorporated herein by reference. As contemplated by the Performance Bonus Plan, the Board has established corporate performance metrics for 2005 based on Caliper’s 2005 revenue achievement, Caliper’s 2005 EBITDA, Caliper’s year-end cash position, and Caliper's goal to achieve positive cash flow from operations during the fourth quarter of 2005.

In addition to these named executive officers, the Board also approved 2005 annual base salaries and, in certain cases 2004 performance bonuses, for five other executive officers in amounts commensurate to their position and role with Caliper.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
10.18	Caliper Performance Bonus Plan
10.20	Summary Cash Compensation Sheet

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caliper Life Sciences, Inc.
Date: March 16, 2005	By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.18	Caliper Performance Bonus Plan

10.20	Summary Cash Compensation Sheet